www.aviatnetworks.com

Aviat Networks Announces Fiscal 2023 Fourth Quarter and Twelve Months Financial Results

Total Q4 Revenue of $91.2 million; Up 17.8% Year-Over-Year
Q4 GAAP Operating Income of $6.3 million; Up 20.6% Year-Over-Year
Q4 Adjusted EBITDA of $12.6 million; Up 37.5% Compared to Prior Year

AUSTIN, TX, August 23, 2023 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (NASDAQ: AVNW), the leading expert in wireless transport solutions, today reported financial results for its fiscal 2023 fourth quarter and twelve months ended June 30, 2023.
Fourth Quarter Highlights
•Executed on key long-term strategic objectives resulting in continued year-over-year increase in quarterly revenues and Adjusted EBITDA
•Introduced a new, ultra-high power indoor radio to provide more capacity, longer links and minimize interference risk for mission critical networks
•Expanded Aviat’s network management software ProVision Plus to support the wireless access portfolio acquired in the Redline Communications transaction
•Announced transformational acquisition of NEC’s Wireless Transport Business for $70.0 million
Fourth Quarter Financial Highlights
•Total Revenues: $91.2 million, +17.8% from the same quarter last year
◦North America: $55.1 million, +13.0% from the same quarter last year
◦International: $36.0 million, +25.8% from the same quarter last year
•GAAP Results: Gross Margin 35.8%; Operating Expenses $26.3 million; Operating Income $6.3 million; Net Income $3.3 million; Net Income per diluted share (‘Net Income per share”) $0.28
•Non-GAAP Results: Adjusted EBITDA $12.6 million; Gross Margin 36.2%; Operating Expenses $22.0 million; Operating Income $11.0 million; Net Income $10.3 million; Net Income per share $0.87
•Net Cash: $22.2 million; no loans outstanding at quarter-end
Full Year Financial Highlights
•Total Revenues: $346.6 million, +14.4% from the prior year
•GAAP Results: Gross Margin 35.8%; Operating Expenses $97.8 million; Operating Income $26.4 million; Net Income $11.5 million; Net Income per share $0.97
•Non-GAAP Results: Adjusted EBITDA $47.0 million; Gross Margin 36.1%; Operating Expenses $84.1 million; Operating Income $40.8 million; Net Income $39.1 million; Net Income per share $3.30

“This quarter’s strong performance concluded an exciting fiscal 2023 for Aviat Networks” said Pete Smith, President and Chief Executive Officer of Aviat Networks. “The Aviat team executed well on our strategic goals which resulted in our third consecutive year of double-digit revenue growth.”

Mr. Smith continued, “During fiscal 2023, we successfully integrated the Redline Communications acquisition, which exceeded our commitment for the year. We won significant new business internationally, including Bharti Airtel in India. Additionally, we ended the year with a backlog of $289 million, up 18% versus last year. These accomplishments create a foundation to execute our fiscal 2024 objectives.”

Fiscal 2023 Fourth Quarter and Twelve-Month Comparisons
Revenues
The Company reported total revenues of $91.2 million for its fiscal 2023 fourth quarter, compared to $77.4 million in the comparable fiscal 2022 period, an increase of $13.8 million or 17.8%. North America revenue of $55.1 million increased by $6.4 million or 13.0%, compared to $48.8 million in the comparable fiscal 2022 period. International revenue of $36.0 million increased by $7.4 million or 25.8%, compared to $28.6 million in the comparable fiscal 2022 period. The increase in international revenue was due to high order volumes in the Middle East & Africa and Latin America regions.

For the twelve months ended June 30, 2023, the Company reported total revenues of $346.6 million, compared to $303.0 million in the comparable fiscal 2022 period, an increase of $43.6 million or 14.4%. North America revenue of $202.1 million increased by $2.3 million or 1.1%, compared to $199.8 million in the comparable fiscal 2022 period. International revenue of $144.5 million increased by $41.3 million or 40.1%, compared to $103.2 million in the comparable fiscal 2022 period.

Gross Margins
In the fiscal 2023 fourth quarter, the Company reported GAAP and non-GAAP gross margin of 35.8% and 36.2%, respectively. This compares to GAAP gross margin of 35.5% and non-GAAP gross margin of 35.7% in the comparable fiscal 2022 period.

For the twelve months ended June 30, 2023, the Company reported GAAP gross margin of 35.8% and non-GAAP gross margin of 36.1%. This compares to GAAP gross margin of 36.1% and non-GAAP gross margin of 36.2% in the comparable fiscal 2022 period.

Operating Expenses
GAAP total operating expenses for the fiscal 2023 fourth quarter were $26.3 million, compared to $22.2 million in the comparable fiscal 2022 period, an increase of $4.1 million or 18.5%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the fiscal 2023 fourth quarter were $22.0 million, compared to $19.5 million in the comparable fiscal 2022 period, an increase of $2.5 million or 13.0%.

For the twelve months ended June 30, 2023, the Company reported GAAP total operating expenses of $97.8 million, compared to $80.5 million in the comparable fiscal 2022 period, an increase of $17.3 million or 21.5%. On a non-GAAP basis, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses, total operating expenses for the twelve months ended June 30, 2023 were $84.1 million, compared to $75.8 million in the fiscal 2022 period, an increase of $8.3 million or 11.0%.

Operating Income
The Company reported GAAP operating income of $6.3 million for the fiscal 2023 fourth quarter, compared to a GAAP operating income of $5.2 million in the comparable fiscal 2022 period, a $1.1 million year-over-year increase. On a non-GAAP basis, the Company reported operating income of $11.0 million for the fiscal 2023 fourth quarter, compared to a non-GAAP operating income of $8.1 million in the comparable fiscal 2022 period, a $2.8 million year-over-year increase.

For the twelve months ended June 30, 2023, the Company reported $26.4 million in GAAP operating income, compared to GAAP operating income of $28.7 million in the comparable fiscal 2022 period, a $(2.3) million year-over-year decrease. On a non-GAAP basis, the Company reported operating income of $40.8 million for the twelve months ended June 30, 2023, compared to $33.9 million in the comparable fiscal 2022 period, a $7.0 million year-over-year improvement.

Net Income / Net Income Per Share
The Company reported GAAP net income of $3.3 million in the fiscal 2023 fourth quarter or GAAP net income per share of $0.28. This compared to a GAAP net income of $4.5 million or GAAP net income per share of $0.39 in the fiscal 2022 fourth quarter. On a non-GAAP basis, the Company reported net income of $10.3 million or a non-GAAP net income per share of $0.87, compared to a non-GAAP net income of $7.8 million or non-GAAP net income per share of $0.67 in the comparable fiscal 2022 period.

For the twelve months ended June 30, 2023, the Company reported GAAP net income of $11.5 million or a GAAP net income per share of $0.97. This compared to GAAP net income of $21.2 million or a GAAP net income per share of $1.79 in the comparable fiscal 2022 period. On a non-GAAP basis, for the twelve months ended June 30, 2023, the Company reported net income of $39.1 million or a net income per share of $3.30, compared to non-GAAP net income of $32.7 million or $2.76 per share in the comparable fiscal 2022 period.

Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2023 fourth quarter was $12.6 million, compared to $9.1 million in the comparable fiscal 2022 period, a year-over-year increase of approximately $3.4 million. For the twelve months ended June 30, 2023, the Company reported Adjusted EBITDA of $47.0 million, compared to $38.3 million in the comparable fiscal 2022 period, a year-over-year increase of approximately $8.7 million.

Balance Sheet Highlights
The Company reported cash of $22.2 million with no loans outstanding as of June 30, 2023, as compared to the prior quarter ended March 31, 2023 cash balance of $22.5 million with $6.2 million of loans outstanding, or net cash of $16.3 million.

Fiscal 2024 Full Year Guidance
The Company established its fiscal 2024 full year revenue and Adjusted EBITDA guidance as follows:
•Full year Revenue between $367 and $374 million
•Full year Adjusted EBITDA between $51.0 and $56.0 million1

Conference Call Details
Aviat Networks will host a conference call at 5:00 p.m. Eastern Time (ET) today, August 23, 2023, to discuss its financial and operational results for the fourth quarter and fiscal year ended June 30, 2023. Participating on the call will be Peter Smith, President and Chief Executive Officer; David M. Gray, Sr. Vice President and Chief Financial Officer; and Andrew Fredrickson, Director of Corporate Development and Investor Relations. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat Network's Investor Relations website at https://investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high-performance products, simplified operations, and the best overall customer experience. Aviat Networks is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat's beliefs and expectations regarding outlook, business conditions, new product solutions, customer positioning, future orders, bookings, new contracts, cost structure, profitability in fiscal 2024, process improvements, plans and objectives of management, realignment plans and review of strategic alternatives and expectations regarding future revenue, Adjusted EBITDA, operating income of earnings or loss per share. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: (i) our ability to successfully close our pending transaction with NEC Corporation (the “NEC Transaction”), which requires certain regulatory approvals (including clearance by antitrust authorities necessary to complete the NEC Transaction on the terms and timeline desired); (ii) disruption the NEC Transaction may cause to customers, vendors, business partners and our ongoing business; and (iii) once closed, our ability to integrate the operations of the acquired NEC Corporation businesses with our existing operations and fully realize the expected synergies of the NEC Transaction on the expected timeline; the impact of COVID-19; disruptions relating to the ongoing conflict between Russia and Ukraine; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; our ability to meet financial covenant requirements; the timing of our receipt of payment; our ability to meet product development dates or anticipated cost reductions of products; our suppliers' inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; customer acceptance of new products; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our ability to manage and maintain key customer relationship; uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the effects of currency and interest rate risks; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; and the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions.

For more information regarding the risks and uncertainties for Aviat's business, see "Risk Factors" in Aviat's Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 14, 2022, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

1We have not reconciled Adjusted EBITDA guidance to its corresponding GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to merger and acquisition costs and share-based compensation. In particular, share-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.

Investor Relations:
Andrew Fredrickson
Director, Corporate Development & Investor Relations
Phone: (408) 501-6214
Email: andrew.fredrickson@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2023 Fourth Quarter Summary
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In thousands, except per share amounts)	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Revenues:
Product sales	$63,848	$51,739	$239,321	$208,100
Services	27,331	25,682	107,272	94,859
Total revenues	91,179	77,421	346,593	302,959
Cost of revenues:
Product sales	39,441	34,615	151,008	132,404
Services	19,074	15,344	71,414	61,320
Total cost of revenues	58,515	49,959	222,422	193,724
Gross margin	32,664	27,462	124,171	109,235
Operating expenses:
Research and development	6,256	5,258	24,908	22,596
Selling and administrative	19,929	16,352	69,842	57,656
Restructuring charges	157	611	3,012	238
Total operating expenses	26,342	22,221	97,762	80,490
Operating income	6,322	5,241	26,409	28,745
Other income, net	(556)	2,077	(3,306)	1,690
Income before income taxes	5,766	7,318	23,103	30,435
Provision for income taxes	2,427	2,785	11,575	9,275
Net income	$3,339	$4,533	$11,528	$21,160

Net income per share:
Basic	$0.29	$0.41	$1.01	$1.89
Diluted	$0.28	$0.39	$0.97	$1.79
Weighted average shares outstanding:
Basic	11,475	11,151	11,358	11,167
Diluted	11,920	11,726	11,855	11,820

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2023 Fourth Quarter Summary
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	June 30, 2023	July 1, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$22,242	$36,877
Marketable securities	2	10,893
Accounts receivable, net	101,653	73,168
Unbilled receivables	58,588	45,857
Inventories	33,057	27,169
Other current assets	22,162	12,437
Total current assets	237,704	206,401
Property, plant and equipment, net	9,452	8,887
Goodwill	5,112	—
Intangible assets, net	9,046	—
Deferred income taxes	86,650	95,412
Right of use assets	2,554	2,759
Other assets	13,978	10,445
TOTAL ASSETS	$364,496	$323,904
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$60,141	$42,394
Accrued expenses	24,442	26,451
Short-term lease liabilities	610	513
Advance payments and unearned revenue	44,268	33,740
Restructuring liabilities	600	1,381
Total current liabilities	130,061	104,479
Unearned revenue	7,416	8,920
Long-term lease liabilities	2,140	2,412
Other long-term liabilities	314	273
Reserve for uncertain tax positions	3,975	5,504
Deferred income taxes	492	563
Total liabilities	144,398	122,151
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	115	112
Treasury stock	(6,147)	(6,147)
Additional paid-in-capital	830,048	823,259
Accumulated deficit	(587,914)	(599,442)
Accumulated other comprehensive loss	(16,004)	(16,029)
Total equity	220,098	201,753
TOTAL LIABILITIES AND EQUITY	$364,496	$323,904

AVIAT NETWORKS, INC.
Fiscal Year 2023 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, diluted net income per share and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2023 Fourth Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Twelve Months Ended
	June 30, 2023	% of Revenue	July 1, 2022	% of Revenue	June 30, 2023	% of Revenue	July 1, 2022	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$32,664	35.8%	$27,462	35.5%	$124,171	35.8%	$109,235	36.1%
Share-based compensation	164		169		627		440
Merger and acquisition related expense	174		—		180		—
Non-GAAP gross margin	33,002	36.2%	27,631	35.7%	124,978	36.1%	109,675	36.2%

GAAP research and development expenses	$6,256	6.9%	$5,258	6.8%	$24,908	7.2%	$22,596	7.5%
Share-based compensation	(129)		(143)		(514)		(246)
Non-GAAP research and development expenses	6,127	6.7%	5,115	6.6%	24,394	7.0%	22,350	7.4%

GAAP selling and administrative expenses	$19,929	21.9%	$16,352	21.1%	$69,842	20.2%	$57,656	19.0%
Share-based compensation	(1,292)		(1,058)		(5,579)		(3,148)
Merger and acquisition related expense	(2,727)		(905)		(4,526)		(1,061)
Non-GAAP selling and administrative expenses	15,910	17.4%	14,389	18.6%	59,737	17.2%	53,447	17.6%

GAAP operating income	$6,322	6.9%	$5,241	6.8%	$26,409	7.6%	$28,745	9.5%
Share-based compensation	1,585		1,370		6,720		3,834
Merger and acquisition related expense	2,901		905		4,706		1,061
Restructuring charges	157		611		3,012		238
Non-GAAP operating income	10,965	12.0%	8,127	10.5%	40,847	11.8%	33,878	11.2%

GAAP income tax provision	$2,427	2.7%	$2,785	3.6%	$11,575	3.3%	$9,275	3.1%
Adjustment to reflect pro forma tax rate	(2,127)		(2,485)		(10,375)		(8,075)
Non-GAAP income tax provision	300	0.3%	300	0.4%	1,200	0.3%	1,200	0.4%

GAAP net income	$3,339	3.7%	$4,533	5.9%	$11,528	3.3%	$21,160	7.0%
Share-based compensation	1,585		1,370		6,720		3,834
Merger and acquisition related expense	2,901		905		4,706		1,061
Restructuring charges	157		611		3,012		238
Other expense (income), net	234		(2,077)		2,774		(1,690)
Adjustment to reflect pro forma tax rate	2,127		2,485		10,375		8,075
Non-GAAP net income	$10,343	11.3%	$7,827	10.1%	$39,115	11.3%	$32,678	10.8%

Diluted net income per share:
GAAP	$0.28		$0.39		$0.97		$1.79
Non-GAAP	$0.87		$0.67		$3.30		$2.76

Shares used in computing diluted net income per share
GAAP/Non-GAAP	11,920		11,726		11,855		11,820

Adjusted EBITDA:
GAAP net income	$3,339	3.7%	$4,533	5.9%	$11,528	3.3%	$21,160	7.0%
Depreciation and amortization of property, plant and equipment and intangible assets	1,615		1,019		6,180		4,463
Other expense (income), net	556		(2,077)		3,306		(1,690)
Share-based compensation	1,585		1,370		6,720		3,834
Merger and acquisition related expense	2,901		905		4,706		1,061
Restructuring charges	157		611		3,012		238
Provision for income taxes	2,427		2,785		11,575		9,275
Adjusted EBITDA	$12,580	13.8%	$9,146	11.8%	$47,027	13.6%	$38,341	12.7%
_____________________________________________________

(1)     The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by Aviat Networks. Aviat monitors the non-GAAP financial measures included above, and our management believes they are helpful to investors because they provide an additional tool to use in evaluating Aviat’s financial and business trends and operating results. In addition, Aviat’s management uses these non-GAAP measures to compare Aviat’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. Our non-GAAP net income excludes share-based compensation, and other non-recurring charges (recovery) and Adjusted EBITDA is determined by excluding depreciation and amortization on property, plant and equipment and intangible assets, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2023 Fourth Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
	(In thousands)
North America	$55,137	$48,776	$202,096	$199,801
International:
Africa and Middle East	16,198	10,167	60,416	47,527
Europe	4,931	4,464	18,772	12,973
Latin America and Asia Pacific	14,913	14,014	65,309	42,658
	36,042	28,645	144,497	103,158
Total revenue	$91,179	$77,421	$346,593	$302,959